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                                                                    EXHIBIT 99.2


                          GENOME THERAPEUTICS CORP.

                               100 Beaver Street
                               Waltham, MA 02453

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                March 29, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Genome Therapeutics Corp. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                               Very truly yours,

                               Genome Therapeutics Corp.

                               /s/ Stephen Cohen

                               Stephen Cohen
                               Senior Vice President and Chief Financial Officer